July 9, 1996


                                             Writer's Direct Dial
                                                   (212) 225-2360



Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019-4607
Continental Airlines Finance Trust
c/o Continental Airlines, Inc.
2929 Allen Parkway
Houston, Texas  77019-4607

     Re:  Continental Airlines Finance Trust - Registration
          Statement on Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to Continental Airlines, Inc., a Delaware corporation (the "Company"), and Continental Airlines Finance Trust, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of resales of (i) the 8 1/2% Convertible Trust Originated Preferred SecuritiesSM (the "Preferred Securities") representing preferred undivided beneficial interests in the assets of the Trust issued pursuant to an amended and restated declaration of trust dated as of November 28, 1995 (the "Declaration of Trust"), by the trustees of the Trust, the Company, as trust sponsor, and the holders from time to time of undivided beneficial interests in the Trust, (ii) the Company's 8 1/2% Convertible Subordinated Deferrable Interest Debentures Due 2020 (the "Debentures") issued under the indenture dated as of November 28, 1995 (the "Indenture"), between the Company and Wilmington Trust Company, as trustee, (iii) the Preferred Securities Guarantee Agreement of the Company dated as of November 28, 1995, executed by the Company and Wilmington Trust Company, as trustee for the benefit of the holders from time to time of the Preferred Securities (the "Guarantee"), and
(iv) the shares (the "Conversion Shares") of the Company's Class B common stock, $.01 par value, into which the Debentures are convertible. The Preferred Securities, the Debentures, the Guarantee and the Conversion Shares are being registered under a registration statement of the Company and the Trust (File No. 333-04601) on Form S-3 (the "Registration Statement") under the Act which has been filed with the Securities and Exchange Commission.

          In arriving at the opinions expressed below, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of the Declaration of Trust and the Indenture, and of such records, documents, instruments and certificates, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below. We have assumed and have not verified that the signatures on all documents that we have examined are genuine and that each person or entity purported to be bound thereby. In addition, for purposes of rendering the opinions express below, we have assumed, without investigation on our part, that the Declaration of Trust and the Indenture have been duly authorized and validly executed and delivered by the Company, the Trust and the Trustees and are legal, valid, binding and enforceable instruments of the Company, the Trust and the Trustees.

          Based on the foregoing, we are of the opinion that:

          (i) The Debentures will constitute indebtedness of the Company; and

          (ii) The Trust will be characterized as a grantor trust for U.S. federal income tax purposes and not as a partnership or as an association subject to tax as a corporation.

          The opinions expressed above are based on the Internal Revenue Code of 1986, as amended and other law and regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (which change could apply retroactively).

          We also hereby confirm, subject to the assumptions, qualifications and conditions contained herein, that the statements set forth in the form of the Prospectus included in the Registration Statement under the heading "United States Taxation" accurately describe the material United States federal income tax consequences of the purchase of the Preferred Securities.

          We note that this opinion letter speaks only as of the date hereof, and we assume no obligation to update this opinion letter.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the headings "Legal Matters" and "United States Taxation" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

                         Very truly yours,

                         CLEARY, GOTTLIEB, STEEN & HAMILTON


                         By:     /s/ Dana L. Trier
                            ______________________________
                                Dana L. Trier, a Partner